Exhibit 99.1

CMS ENERGY ANNOUNCES SECOND QUARTER EARNINGS OF $0.45 PER SHARE, REAFFIRMS 2016 EARNINGS GUIDANCE

JACKSON, Mich., July 28, 2016 — CMS Energy announced today reported net income of $124 million, or $0.45 per share, for the second quarter of 2016 and $288 million, or $1.04 per share, for the first half of 2016. Earnings per share for the second quarter grew $0.20 compared to second quarter of 2015.

CMS Energy reaffirmed its guidance for 2016 adjusted earnings of $1.99 to $2.02 per share. (*See below for important information about non-GAAP measures). This is consistent with the company’s 2016 plan of 5% to 7% annual adjusted earnings per share growth. Starting in 2017, CMS has increased its adjusted earnings per share growth guidance to 6% to 8% based on projected increases in capital investment.

In the first half of 2016, CMS Energy’s business plan progressed with investments in its operations and a focus on safety, quality improvements, customer satisfaction and environmental stewardship.

Patti Poppe, CMS Energy’s president and chief executive officer, said that CMS Energy’s principal subsidiary, Consumers Energy, is making quality improvements in its service to customers, enhancing sustainability and contributing to Michigan’s strengthening economy. “Serving customers and communities is why we exist,” said Poppe.

“I’m pleased that during the quarter we made great progress on our Smart Energy program. We have now installed more than 1.2 million smart meters and modules, keeping us on track for full program execution by year-end 2017,” Poppe said. “Smart Energy is a key driver for our quality program, essentially making estimated bills a thing of the past.”

“We are committed to enhancing Michigan’s quality of life with environmentally progressive strategies. Our carbon footprint is now reduced by 25% following the largest shutdown of coal plants by any investor-owned utility in the country, and all impacted employees were able to either retire or transition to another job at the company,” said Poppe. “Many employees delayed their retirement to assure that our plants were shut down safely and they could fulfill their duties as power plant professionals.”

As a further demonstration of the company’s commitment to providing clean and affordable energy to the people of Michigan, Consumers Energy dedicated a new 3 megawatt (MW) solar power plant on the campus of Grand Valley State University, and a 1 MW solar power plant being constructed at Western Michigan University is scheduled for third quarter completion.

Michigan’s economy continues to improve as the state’s unemployment rate dropped during the quarter to 4.7%, below the national average. Unemployment rates were closer to 3% or lower in several West Michigan counties, where the company provides electric service.

Consumers Energy was recognized for its dedication to recruit and employ military veterans, being named a silver level Veteran-Friendly Employer by the Michigan Veterans Affairs Agency.

In addition to hiring, Consumers Energy has helped Michigan companies create jobs and enhance local communities. Consumers Energy is spending $1 billion a year through 2020 with Michigan-based suppliers for a total of $5 billion, as part of its commitment to Pure Michigan Business Connect.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2016 second quarter results and provide a business and financial outlook on July 28 at 10:00 AM (EDT).  To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at www.cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Operating Revenue	$1,371	$1,350	$3,172	$3,461

Operating Expenses	1,086	1,146	2,551	2,860

Operating Income	$285	$204	$621	$601

Other Income	6	3	14	9

Interest Charges	108	103	214	204

Income before Income Taxes	$183	$104	$421	$406

Income Tax Expense	58	36	132	136

Net Income	$125	$68	$289	$270

Income Attributable to Noncontrolling Interests	1	1	1	1

Net Income Available to Common Stockholders	$124	$67	$288	$269

Income Per Share
Basic	$0.45	$0.25	$1.04	$0.98
Diluted	0.45	0.25	1.04	0.98

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CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	June 30	December 31
	2016	2015
	(Unaudited)
Assets
Cash and cash equivalents	$385	$266
Restricted cash and cash equivalents	18	19
Other current assets	1,628	2,035
Total current assets	$2,031	$2,320
Plant, property, and equipment	15,187	14,705
Other non-current assets	3,245	3,274
Total Assets	$20,463	$20,299

Liabilities and Equity
Current liabilities	$1,173	$1,347
Non-current liabilities	5,583	5,504
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,065	8,022
Non-recourse debt	1,109	1,098
Total debt, capital leases, and financing obligation	9,174	9,120
Noncontrolling interests	37	37
Common stockholders’ equity	4,156	3,938
Total capitalization	$13,367	$13,095
Securitization debt	340	353
Total Liabilities and Equity	$20,463	$20,299

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Half
	(Unaudited)
	2016	2015

Beginning of Period Cash	$266	$207

Cash provided by operating activities	$1,101	$1,262
Cash used in investing activities	(910)	(782)
Cash flow from operating and investing activities	$191	$480
Cash used in financing activities	(72)	(210)
Total Cash Flow	$119	$270

End of Period Cash	$385	$477

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CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Net Income Available to Common Stockholders	$124	$67	$288	$269

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	*	(*	)

Restructuring Costs and Other	*	*	*	*

Adjusted Net Income - Non-GAAP Basis	$124	$67	$288	$269

Average Number of Common Shares Outstanding
Basic	278	275	277	275
Diluted	279	276	279	276

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.45	$0.25	$1.04	$0.98

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	*	(*	)

Restructuring Costs and Other	*	*	*	*

Adjusted Net Income - Non-GAAP Basis	$0.45	$0.25	$1.04	$0.98

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.45	$0.25	$1.04	$0.98

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	*	(*	)

Restructuring Costs and Other	*	*	*	*

Adjusted Net Income - Non-GAAP Basis	$0.45	$0.25	$1.04	$0.98

Note:

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the Company uses adjusted earnings to measure and assess performance. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements. Adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for reported earnings.

* Less than $500 thousand or $0.01 per share.

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